UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 04, 2026

AMERICAN EAGLE OUTFITTERS INC

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33338	13-2721761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street
Pittsburgh, Pennsylvania		15203-2329
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (412) 432-3300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2026, American Eagle Outfitters, Inc. (the “Company”) entered into an Amendment No. 2 (the “Amendment”), between the Company, American Eagle Outfitters Canada Corporation, certain of the Company’s subsidiaries, PNC Bank, National Association, as administrative agent, and the other parties thereto, to amend that certain Second Amended and Restated Credit Agreement, dated as of June 24, 2022 (as amended by that certain Amendment No. 1, dated as of May 22, 2024, the “ABL Credit Agreement”). The ABL Credit Agreement provides for a $700 million senior secured asset-based revolving credit facility (the “ABL Credit Facility”).

The principal changes made by the Amendment were to (i) extend the maturity date of the ABL Credit Facility from June 24, 2027, to June 4, 2031, and (ii) simplify the interest rate calculation by removing the SOFR Adjustment and Term CORRA Adjustment (as such terms are defined in the ABL Credit Agreement) and increasing the applicable margin. Pursuant to the Amendment, interest accrues on borrowings under the ABL Credit Facility, at the election of the Company, at an adjusted SOFR rate of SOFR plus an applicable margin (ranging from 1.250% to 1.500%) or an alternate base rate plus an applicable margin (ranging from 0.250% to 0.500%), with each such applicable margin being based on average borrowing availability under the ABL Credit Facility.

The above description of the Amendment is a summary and is not complete. A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above summary is qualified in its entirety by reference to the terms of the Amendment filed as an exhibit hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description of Exhibit

10.1+ Amendment No. 2 to Second Amended and Restated Credit Agreement, dated as of June 4, 2026, between American Eagle Outfitters, Inc., American Eagle Outfitters Canada Corporation, the other borrowers thereto from time to time, the lenders party thereto from time to time and PNC Bank, National Association, as administrative agent.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Certain exhibits and disclosure schedules to the Amendment No. 2 to Second Amended and Restated Credit Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of the exhibits and disclosure schedules to the Amendment No. 2 to Second Amended and Restated Credit Agreement to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.

Date:	June 10, 2026	By:	/s/ Michael A. Mathias
Michael A. Mathias, Executive Vice President, Chief Financial Officer